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                                                  EXHIBIT 23.1 TO 1994 FORM 11-K
                                                  MPSI SYSTEMS INC.
                                                  MATCHING INVESTMENT PLAN


                                AUDITORS' CONSENT

The Board of Directors
MPSI Systems Inc.:

We consent to incorporation by reference in the Registration Statement (Form S-8 No. 33-32503) pertaining to the MPSI Systems Inc. Matching Investment Plan and in the related Prospectus of our report dated May 17, 1996, with respect to the financial statements of the MPSI Systems Inc. Matching Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.


                                                  ERNST & YOUNG LLP

Tulsa, Oklahoma
June 27, 1996




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